Arcturus Therapeutics Joint Venture mRNA Manufacturing Partner, ARCALIS, Awarded $115 Million in Grants from the Japanese Government

LUNAR-FLU collaboration with CSL Seqirus achieves additional $17.5 million development milestone

SAN DIEGO--(BUSINESS WIRE)--Aug. 14, 2023-- Arcturus Therapeutics Holdings Inc. (the “Company”, “Arcturus”, Nasdaq: ARCT), a global late-stage clinical messenger RNA medicines company focused on the development of infectious disease vaccines and opportunities within liver and respiratory rare diseases, today announced that ARCALIS Co., Ltd., its manufacturing joint venture in Japan to support the production of mRNA vaccines and therapeutics, has been awarded $115 million in two separate grants from the Japanese government. The grants will be used to fund the construction of a factory and the purchase of capital equipment to support current Good Manufacturing Practice (cGMP) production of mRNA drug substance and mRNA drug product operations.

ARCALIS is a joint venture between Axcelead and Arcturus, wherein Arcturus holds a 49% equity position that is subject to dilution. The factory, located in Minamisoma City, Japan, is designed to provide cGMP integrated vaccine manufacturing, from mRNA drug substance to bulk nanoparticle-formulated drug product.

“It was an honor to welcome senior Japanese government officials and dignitaries to the opening ceremonies for ARCALIS’ state-of-the-art factory which will support the cGMP manufacturing of Arcturus’ next-generation STARR® mRNA vaccines,” said Pad Chivukula, Ph.D., Chief Scientific Officer of Arcturus Therapeutics.

Arcturus also announced today that the LUNAR-FLU program continues to progress with funding and operational support from CSL-Seqirus, including an additional $17.5 million milestone which will be used to fund flu program development activities. The LUNAR-FLU program utilizes Arcturus’ clinically validated next-generation STARR® mRNA platform technology.

“We are pleased with the progress of the LUNAR-FLU program with CSL Seqirus, our exclusive global licensee for the development of novel mRNA vaccines, and the significant role that Arcturus is playing in the development activities,” said Joseph Payne, President and CEO of Arcturus Therapeutics. “The LUNAR-FLU program could represent a major advance in vaccination efforts against flu, potentially providing higher levels of efficacy and greater durability compared to current flu vaccine approaches. We look forward to advancing this promising program.”

About Arcturus Therapeutics

Founded in 2013 and based in San Diego, California, Arcturus Therapeutics Holdings Inc. (Nasdaq: ARCT) is a global late-stage clinical mRNA medicines and vaccines company with enabling technologies: (i) LUNAR® lipid-mediated delivery, (ii) STARR® mRNA Technology (samRNA) and (iii) mRNA drug substance along with drug product manufacturing expertise. The Company has ongoing collaborations with CSL Seqirus and Meiji Seika Pharma, and a joint venture with ARCALIS. Arcturus’ pipeline includes RNA therapeutic candidates to potentially treat ornithine transcarbamylase deficiency and cystic fibrosis, along with its partnered mRNA vaccine programs for SARS-CoV-2 (COVID-19) and influenza. Arcturus’ versatile RNA therapeutics platforms can be applied toward multiple types of nucleic acid medicines including messenger RNA, small interfering RNA, circular RNA, antisense RNA, self-amplifying RNA, DNA, and gene editing therapeutics. Arcturus’ technologies are covered by its extensive patent portfolio (patents and patent applications issued in the U.S., Europe, Japan, China, and other countries). For more information, visit www.ArcturusRx.com. In addition, please connect with us on Twitter and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, are forward-looking statements, including those regarding strategy, future operations, the issuance of funds by the Japanese government to ARCALIS, the anticipated use of the funds by ARCALIS, the potential manufacture by ARCALIS of Arcturus vaccines, the continued progress of the LUNAR-FLU program, and the impact of general business and economic conditions. Arcturus may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements, including those discussed under the heading "Risk Factors" in Arcturus’ most recent Annual Report on Form 10-K, and in subsequent filings with, or submissions to, the SEC, which are available on the SEC’s website at www.sec.gov. Except as otherwise required by law, Arcturus disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

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Source: Arcturus Therapeutics